Exhibit 99.1

MedeFile Updates Shareholders

Aug. 24, 2010

BOCA RATON, Fla. --  Kevin Hauser, Chief Executive Officer of  MedeFile International, Inc. (OTC Bulletin Board: MDFI), issues the following update to the shareholders of MedeFile International, Inc.:

To the shareholders of MedeFile International, Inc.,

I am pleased to report that MedeFile International, Inc. is in an optimal strategic position.  Even in today's uncertain economic climate, MedeFile has maintained our position at the forefront of the health information technology revolution.  With the use of electronic medical records set to grow substantially by 2014 under the HITECH Act of 2009, MedeFile is ready to dominate a quickly expanding market in Personal Health Records Management.

The company continues to be a major player in the exploding field of Personal Health Records, and is poised for continued, long-term growth, uniquely positioned at the convergence point of healthcare and technology; two areas which we believe will be the fastest growing areas of the global economy in the 21st Century.

In recent months, our efforts have resulted in numerous opportunities for continued growth and success:

* We've secured new, mass-market distribution agreements, while also targeting niche markets and customizing products for those markets.

Always on the lookout for avenues to new, mass market opportunities (as well as some smaller, strategic ones) we have recently signed several pivotal distribution agreements that will provide immediate growth as well as ongoing opportunities to enhance our reach.  Some of these agreements include National Safe Drivers (NSD), one of the country's largest suppliers of auto-related supplemental products, giving us direct access to their massive pool of auto-related customers (5 million+ individuals) and our joint venture agreement with The More Network (TMN), a premier provider of business-to-business solutions, products and services to the robust transportation industry.

* We are vertically marketing through private physician practices and have created our first-ever direct-to-consumer marketing campaign that has just recently launched.

We recently rolled out a revolutionary program targeted to physicians, which enables practices to seamlessly incorporate MedeFile's PHR technology into their existing workflow.  This program also allows electronic interfacing with EMR technology as well as paper based offices to market the MedeFile system as well.  We expect this marketing campaign to result in a substantial flow of new MedeFile memberships from within each participating practice's patient base. We will continue to pursue vertical marketing through private physicians' offices, thus increasing our local and national footprint and improving consumer affinity for our brand through the explicit endorsement and direct recommendation of trusted health care providers.

* We continue to strengthen our cumulative experience, knowledge and influence with strategic, high-profile additions to our Board of Advisors.

We have recently welcomed Howard Mofshin to our Board of Advisors.  He is the ground-breaking direct response marketing expert and successful venture capitalist who co-founded "Cash4Gold," one of the fastest growing companies in America.  Mr. Mofshin, who ideated and instituted perhaps the most successful direct response commercial in television advertising history, brings his substantial experience and expertise in direct response marketing to MedeFile, with the goal of further developing and effectively executing our long-term marketing agenda.

* We have evolved the MedeFile brand and upgraded our website to reflect the corresponding growth in the company and new developments in technology, healthcare and in the field of PHR Technology.

The redesigned MedeFile website - clearer, more sophisticated, and more informative than ever - was recently launched to an overwhelmingly positive response.  In concert with the redesign of our online presence, we've fine-tuned our Mission Statement:

To provide our members and the healthcare community with 21st Century solutions for navigating the increasingly complex and ever-changing healthcare and medical environment.

* Direct marketing is a key pillar of our overall growth strategy. After a comprehensive process of research and refinement, we are deploying an ambitious direct-to-consumer marketing campaign. This new campaign will enable even more reach and specificity in terms of the demographics we target.   We anticipate this will result in more customers and increased growth of our subscriber base.  MedeFile is now geared up to market to consumers directly through intensive direct response marketing and through various media such as TV, web video, social networks, and telemarketing.  Early returns from these various campaigns are extremely promising.

In addition to all these efforts, we recently made huge strides in the expansion of our resources through significant new capital investment as well as via the recent strengthening of our balance sheet to make MedeFile totally free of debt, providing the company with substantial working capital for aggressive marketing campaigns.  We are pleased to report that the new capital we have attracted was injected by long-term investors who share the vision of our management team.  Additionally, our single largest shareholder has increased his equity position in MedeFile.  Other shareholders should be comforted to know that our single largest shareholder is committed to the long term goals and success of MedeFile.  This additional capital will support the anticipated growth in sales and marketing, scanning operations, fulfillment operations and call center operations that are mission critical for our overall expansion.

All of this capital - financial and otherwise - allows us to continue to develop newer and better solutions and to exploit growth opportunities, wherever and whenever they arise.

The ongoing efforts and developments described above have landed MedeFile at the center of the medical information technology revolution. This successful positioning has been made possible by the progressive and entrepreneurial vision of our management, the diligent and comprehensive work of our employees, and our strategic positioning and efficient use of capital.

On behalf of the entire MedeFile team, I hope that this update provides a clear picture of our many recent activities and developments, as well as an appreciation for the many successful outcomes we have achieved and expect to achieve on behalf of our shareholders.

Before I conclude, I want to add that I was honored this month to assume the position of Chief Executive Officer of MedeFile.  As I take the helm from my capable predecessor (my father, Milton Hauser), I am proud to be leading this wonderful company during what I expect to be the most exciting time in its history.

I am strongly committed to increasing shareholder value and will do everything in my power serve your interests as a shareholder in MedeFile, and to communicate clearly with you as we continue to execute on our business plan.

Thank you for the opportunity to provide this update on your investment in the future of healthcare information technology.

Sincerely yours,

Kevin Hauser

Chief Executive Officer, MedeFile

About MedeFile International, Inc.

Headquartered in South Florida, MedeFile has a proprietary system for gathering and digitizing medical records so that individuals can have a comprehensive record of all of their medical visits. MedeFile's primary product is the MedeFile system, a highly secure system for gathering and maintaining medical records. The MedeFile system is designed to gather all of its members' actual medical records and create a single, comprehensive medical record that is accessible 24 hours a day, seven days a week. For more information about MedeFile and its annual subscription-based programs, please visit www.medefile.com

Safe Harbor Statement Under the Private Securities Litigation Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of MedeFile could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

Contact:   Investors, MedeFile International, Inc., 1-888-241-0800,  investor@medefile.com

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